UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 20, 2010
PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                Submission of Matters to a Vote of Security Holders.

Patrick Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 20, 2010 and there were present in person or by proxy 8,041,285 votes, representing 87.57% of the total outstanding eligible votes.  At the Annual Meeting, the Company’s shareholders elected eight directors to the Company’s Board of Directors, and ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2010.  The results of the matters voted upon at the annual meeting of shareholders are as follows:

Proposal 1 – Election of eight directors to the Board of Directors to serve until the 2011 Annual Meeting.

Directors	For	Withheld	Broker Non-Votes
Terrence D. Brennan	7,048,594	17,137	975,554
Joseph M. Cerulli	6,079,390	986,341	975,554
Todd M. Cleveland	6,157,265	908,466	975,554
Paul E. Hassler	6,154,749	910,982	975,554
Keith V. Kankel	7,045,592	20,139	975,554
Andy L. Nemeth	6,157,365	908,366	975,554
Larry D. Renbarger	7,049,010	16,721	975,554
Walter E. Wells	7,048,792	16,939	975,554

Proposal 2 – Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2010.  There were no broker non-votes.

For	Against	Abstain
8,029,956	8,269	3,060

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

DATE: May 20, 2010	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer